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Exhibit 99.1

In connection with the Annual Report of Global Diversified Industries (the "Company") on Form 10-KSB for the period ending April 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phil Hamilton, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

         (1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations of the Company.


                                                    By: /s/  Phil Hamilton
                                                        --------------------
                                                    Phil Hamilton, President